Exhibit 2.1

State of Delaware Secretary of State Division of Corporations Delivered 04:46 PM 11/07/2022 FILED 04:46 PM 11/07/2022 SR 20223959930 - File Number 7125988	CERTIFICATE OF FORMATION OF NEPTUNE REM LLC

This Certificate of Formation (the "Certification of Formation") is being executed as of November 07, 2022 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6, Del.C. §§ 18-101, et seq. (the "Delaware Act").

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Neptune REM LLC (the "Company").

2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1209 Orange St., in the City of Wilmington, county of New Castle. The registered agent of the Company for service of process at such address is The Corporation Trnst Company.

3. Notice of Limitation of Liabilities of Series. Notice is hereby given that pursuant to Section 18-215 of the Delaware Act, the Company is or may hereafter be constituted as a series limited liability company and that pursuant to Section 180-2 l 5(b) of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ John Arsenault
John Arsenault
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 04:46 PM 11/07/2022 FILED 04:46 PM 11/07/2022 SR 20223959930 - File Number 7125988	CERTIFICATE OF FORMATION OF NEPTUNE REM LLC

This Certificate of Formation (the "Certification of Formation") is being executed as of November 07, 2022 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6, Del.C. §§ 18-101, et seq. (the "Delaware Act").

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Neptune REM LLC (the "Company").

2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at 1209 Orange St., in the City of Wilmington, county of New Castle. The registered agent of the Company for service of process at such address is The Corporation Trust

Company.

3. Notice of Limitation of Liabilities of Series. Notice is hereby given that pursuant to Section 18-215 of the Delaware Act, the Company is or may hereafter be constituted as a series limited liability company and that pursuant to Section 180-215(b) of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ John Arsenault
John Arsenault
Authorized Person